                                                                     Exhibit 99
                                                                     ----------
FRONT COVER
-----------

FIRST QUARTER REPORT
for the period ending
March 31, 2003

CHEMED LOGO
-----------

Serving AMERICA'S Commercial and Residential
REPAIR and MAINTENANCE Markets

                                      E - 1

INSIDE
------
                                      April 17, 2003

To Our Fellow Shareholders:

         For the first quarter, ended March 31, 2003, your company
recorded net income and income from continuing operations of $.26 per share as compared with net income of $.47 per share and
income from continuing operations of $.39 per share in the 2002 first quarter.
         First-quarter 2003 net income and income from continuing
operations included capital gains from sales of investments of
$.22 per share and charges related to severance payments of $.24 per share.  Income from continuing operations in the same 2002 quarter included capital gains of $.08 per share from sales of investments, and net income in first-quarter 2002 also included
$.08 per share from discontinued operations.
         Service revenues and sales from continuing operations for
the 2003 first quarter were $77.6 million, 4% below 2002's $80.9 million.  For the first quarter, net cash provided by operating activities totaled $5.2 million in 2003 versus $6.6 million in
2002.
         We are encouraged by the improvement in Chemed's first-
quarter results.  Our operating profit increased by 3% over the prior-year first quarter, led by an 11% increase in operating profit at our Roto-Rooter Plumbing and Drain Service business.
Further, Roto-Rooter's net income of $3.6 million in the 2003 first quarter increased 4% over net income of $3.5 million in the
2002 first quarter.
         Revenues at Roto-Rooter amounted to $64.7 million in the
first quarter of 2003, 1% below the prior-year first quarter's revenues of $65.3 million.  As a result of Roto-Rooter's
disposing of most of its heating and cooling businesses and non-
Roto-Rooter-branded operations in 2002, revenues of this line of business declined by $1.8 million in the 2003 first quarter.
Excluding these operations, revenues from Roto-Rooter company-
owned branches and independent contractors totaled $59.7 million, an increase of 2% over the prior-year first quarter.
Additionally, revenues from Roto-Rooter's franchising activities and product and equipment sales rose 8% versus 2002's first
quarter.
         Marketing efforts aimed at business customers bore fruit in the first quarter, as increased commercial sales compensated for the still-soft residential business.  Roto-Rooter believes that dominant yellow-pages ad placement in phone directories should increase residential service calls.  Accordingly, we are
increasing advertising expenditures to improve our position as these ads come up for renewal.  We expect this to generate more residential business over the long term.
         Service America, our appliance and heating/air-conditioning repair business, recorded net income of $40,000 in the 2003 first quarter compared with $327,000 in the same 2002 quarter.
Revenues at Service America declined from $15.6 million to $12.9 million, as the company continued to pare marginally profitable
                                      E - 2

service agreements.  Service America continues to seek a balance between the lower number of contracts and the resources it needs to service them.  When this balance is achieved, Service America should see improved operational results.
         Roto-Rooter is the largest plumbing and drain cleaning
provider in North America.  Providing excellent service at a fair price will result in job count and sales growth over the long term.  Chemed's balance sheet is extremely healthy, with cash balances exceeding long-term debt.  We possess the resources to support our subsidiaries' growth, pursue acquisitions of Roto-
Rooter franchises, and weigh opportunities in related industries.
We are relatively optimistic about our prospects for 2003 and beyond.
         Reflecting its confidence in Chemed's solid financial
position and future earnings potential, in February, the Board of
Directors declared a quarterly dividend of $.12 per share, which was paid in March.  This represented Chemed's 127th consecutive quarterly dividend.
         We invite you to join us at the Annual Meeting of
Shareholders, 2 p.m., Monday, May 19, at The Phoenix, 812 Race
St., Cincinnati.

(signature)                   (signature)
Kevin J. McNamara             Edward L. Hutton
President and                 Chairman
Chief Executive Officer

         Statements in this quarterly report or in other Chemed
communications may relate to future events or Chemed's future performance.  Such statements are forward-looking statements and are based on present information Chemed has related to its
existing business circumstances.  Investors are cautioned that such forward-looking statements are subject to inherent risk that actual results may differ materially from such forward-looking statements.  Further, investors are cautioned that Chemed does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

Investor inquiries may be directed to:  Investor Relations --
Chemed Corporation -- 2600 Chemed Center -- 255 East Fifth Street
-- Cincinnati, OH  45202-4726 -- Toll-Free:  800-2CHEMED --
www.chemed.com

                                      E - 3

BACK COVER
----------

Chemed Corporation
(513) 762-6900

ALTERNATE BACK COVER
--------------------
Chemed Corporation
c/o Data Works
1150 Century Circle North
Cincinnati, OH  45246

MAILING INDICIA
---------------

PRSRT STD
US POSTAGE
PAID
CINCINNATI OH
PERMIT NO 627

                                      E - 4

CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

                                                       Three Months Ended March 31,
                                                      -----------------------------
                                                         2003                 2002
                                                      ---------          ----------
 Continuing Operations
    Service revenues and sales                       $   77,645          $   80,853
                                                     ----------          ----------
    Cost of services provided and goods sold             46,152              48,508
    General and administrative expenses                  16,524 (a)          12,654
    Selling and marketing expenses                       11,078              11,993
    Depreciation                                          3,052               3,492
                                                     ----------          ----------
          Total costs and expenses                       76,806              76,647
                                                     ----------          ----------
          Income from operations                            839               4,206
    Interest expense                                       (539)               (773)
    Distributions on preferred securities                  (268)               (270)
    Other income--net                                     4,263 (b)           2,589(b)
                                                     ----------          ----------
          Income before income taxes                      4,295 (a,b)         5,752(b)
    Income taxes                                         (1,742)             (1,947)
                                                     ----------          ----------
          Income from continuing operations               2,553 (a,b)         3,805(b)
 Discontinued Operations                                      -                 867
                                                     ----------          ----------
 Net Income                                          $    2,553 (a,b)    $    4,672(b)
                                                     ==========          ==========

 Earnings Per Share
    Income from continuing operations                $     0.26 (a,b)    $     0.39(b)
                                                     ==========          ==========
    Net income                                       $     0.26 (a,b)    $     0.47(b)
                                                     ==========          ==========
    Average number of shares outstanding                  9,890               9,843
                                                     ==========          ==========

 Diluted Earnings Per Share
    Income from continuing operations                $     0.26 (a,b)    $     0.39(b)
                                                     ==========          ==========
    Net income                                       $     0.26 (a,b)    $     0.47(b)
                                                     ==========          ==========
    Average number of shares outstanding                  9,903               9,883
                                                     ==========          ==========

 (a)     Amounts include a pretax charge of $3,627,000 ($2,358,000 aftertax or $.24 per share) from severance charges in the first quarter of 2003.

 (b)     Amounts for the first quarter of 2003 include a pretax gain of $3,544,000
         ($2,151,000 aftertax or $.22 per share) from the sales of investments.
         Amounts for the first quarter of 2002 include a pretax gain of $1,141,000
         ($775,000 aftertax or $.08 per share) from the sales of investments.

                                      E - 5

CONSOLIDATED BALANCE SHEET
 (in thousands, except per share data) (unaudited)
                                                                   March 31,
                                                          -----------------------
                                                              2003           2002
                                                          --------      ---------
Assets
Current assets
    Cash and cash equivalents                             $ 43,625      $  15,065
    Accounts receivable less allowances                     14,685         14,916
    Inventories                                              9,090         10,033
    Statutory deposits                                      10,536         12,558
    Current deferred income taxes                            7,631          8,287
    Current assets of discontinued operations                    -         37,710
    Prepaid expenses and other current assets               12,056          6,677
                                                          --------      ---------
         Total current assets                               97,623        105,246
Investments of deferred compensation
    plans held in trust                                     15,000         15,518
Other investments                                           32,789         37,737
Note receivable                                             12,500              -
Properties and equipment, at cost less
    accumulated depreciation                                47,297         50,861
Identifiable intangible assets less
    accumulated amortization                                 2,739          3,361
Goodwill less accumulated amortization                     111,403        131,496
Noncurrent assets of discontinued operations                     -         44,506
Other assets                                                17,232         13,160
                                                          --------      ---------
             Total Assets                                 $336,583      $ 401,885
                                                          ========      =========

Liabilities
Current liabilities
    Accounts payable                                      $  4,261      $   5,414
    Current portion of long-term debt                          472            366
    Income taxes                                             8,506          7,022
    Deferred contract revenue                               17,323         21,770
    Accrued insurance                                       17,631         16,894
    Current liabilities of discontinued
       operations                                                -         10,788
    Other current liabilities                               18,515         18,455
                                                          --------      ---------
         Total current liabilities                          66,708         80,709
Long-term debt                                              25,802         65,891
Deferred compensation liabilities                           14,925         15,850
Noncurrent liabilities of discontinued
    operations                                                   -          1,953
Other liabilities                                           11,872         12,446
                                                          --------      ---------
             Total Liabilities                             119,307        176,849
                                                          --------      ---------

Mandatorily Redeemable Convertible Preferred
    Securities of the Chemed Capital Trust                  14,186         14,195
                                                          --------      ---------

Stockholders' Equity
Capital stock                                               13,451         13,461
Paid-in capital                                            168,568        168,261
Retained earnings                                          134,160        142,754
Treasury stock, at cost                                   (111,476)      (112,815)
Unearned compensation                                       (4,259)        (6,428)
Deferred compensation payable in Company
    stock                                                    2,294          2,239
Notes receivable for shares sold                              (933)          (933)
Accumulated other comprehensive income                       1,285          4,302
                                                          --------      ---------
           Total Stockholders' Equity                      203,090        210,841
                                                          --------      ---------
           Total Liabilities and Stockholders'
               Equity                                     $336,583      $ 401,885
                                                          ========      =========

Book Value Per Share                                      $  20.53      $   21.55
                                                          ========      =========

                                      E - 6